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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT made on this day of November, 1995, by and between REID V. EIKNER, a resident of Timonium, Maryland (hereinafter "Executive"), and U.S. Vision, Inc., a company organized under the laws of the Commonwealth of Pennsylvania with headquarters in Glendora, New Jersey (hereinafter "Company").

         IN CONSIDERATION of the covenants set forth herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Company employs the Executive and the Executive accepts such employment by the Company upon the terms and conditions hereinafter set forth for a three (3) year term commencing on November 6, 1995 which terms shall be automatically extended for a further period of one (1) year on November 5, 1998 for a total period of four (4) years from the date of the execution of this Agreement, unless otherwise terminated in accordance with Section 6 hereof.

         2. POSITION AND RESPONSIBILITIES. During the term of employment, the Executive shall serve as the Company's Executive vice-President of Finance and Administration or such other executive level office as may be assigned by the Board of Directors of the Company. He shall perform such executive and administrative duties and functions consistent with the position of Executive Vice-President as he may be called upon to perform by the Board of Directors of the Company in any of the Company's subsidiaries and/or affiliates. The Employee shall devote substantially all of this time to his duties hereunder and he shall exert his best efforts in the performance of his duties as to promote the profit, benefit and advantage of the business of the Company.

         3. COMPENSATION. For all the services rendered by the Executive under this Agreement, the Company shall compensate Executive as follows:

                  a. Deferred Salary. The Company shall pay to the Executive a deferred cash bonus of $24,670 for the period from November 6, 1995 through December 31, 1995, such bonus to be paid in full on January 2, 1996.

                  b. Monthly Base Salary. Beginning on January 1, 1996, the Company shall pay to the Executive a Monthly Base Salary of $13,333.33 in arrears until increased in accordance with the provisions of this Section or until this Agreement is terminated in accordance with the provisions of Section 6 of this Agreement. At any time during this Agreement or any extension thereof, the Board of Directors may increase Executive's Monthly Base Salary in accordance with the position and responsibilities of the Executive and Executive's performance, but the Executive's Monthly Base Salary may only be decreased during the term of this Agreement and any extension thereto with the prior written consent of the Executive. The Company is authorized to deduct from the actual compensation of the Executive such sums as are required by law to be deducted or withheld.


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                  c. Bonuses. In addition to the Monthly Base Salary, the
Company may pay to the Executive an annual bonus. The date on which any such bonus shall be paid and the amount of such bonus, if any, shall be determined by the Board of Directors of the Company.

                  d. Vacation. The Executive shall also be entitled to a vacation of four (4) weeks per year, beginning with calendar year 1996, during which his compensation shall be paid in full.

                  e. Employee Benefit Plans. The Executive shall be entitled to participate in any pension, profit-sharing, stock option, medical, dental or vision benefit plan, disability program, insurance or any other benefit plan which is or may be established by the Company for the benefit of its employees or any group of them.

                  f. Company Car. The Company shall provide the Executive with a new 1996 automobile at the inception of this Agreement. The automobile shall be selected by the Executive in consideration of his position and the type of automobiles provided other Executive Vice-President employees of the Company. The Company agrees to reimburse the Executive for the costs of gasoline and all related automobile maintenance and operation expenses.

                  g. Expenses. The Company agrees to reimburse or pay on the Executive's behalf any and all travel, entertainment and business expenses incurred by the Executive which are reasonable and necessary to the Executive's performance of his duties as permitted by the Company's policies. Until the Executive relocates according to a mutually acceptable plan with the Company, the Company agrees to reimburse the Executive for reasonable commuting expenses such as tolls, automobile gasoline and maintenance, hotel room and meals, except that the Executive agrees that reimbursement for hotel room and meals will cease if and when the Company provides comparable housing at its expense. In the event that the Company and Executive determine in good faith that relocation is necessary for Executive to fulfill his duties herein, the Company agrees at such time of relocation to pay: (i) all of the costs of such relocation including packing, unpacking, moving and/or storage expenses and mortgage loan obligation fees and/or points; and (ii) the sum of $25,000 to Executive to replace the value of the country club membership Executive forfeits as a result of such relocation.

                  h. Stock Options. The Company will grant to Executive upon the execution of this Agreement options to purchase 1,053 shares of common stock for ten (10) years at $250 per share, vesting over three years (or sooner in the event of an initial public offering or the sale or merger of the Company). Executive will be considered with other members of management for additional options awarded by the Board without regard to the options referred to here. The Company will use reasonable efforts to convert (or issue) the option as tax qualified incentive stock options.

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         4. CONFIDENTIAL INFORMATION The Executive shall retain in confidence any and all confidential information known to the Executive concerning the Company and its businesses so long as such information is not otherwise publicly disclosed by a person entitled to make such disclosure.

         5. NON-COMPETITION. During the term of his employment and for a period of three (3) years following termination (for any reason whatsoever) of employment with the Company, theExecutive shall not without the written consent of the Company, directly or indirectly, engage, assist or have any active interest in (whether as a principal, partner, stockholder, officer, director or otherwise) or enter the employment of or act as an agent for or advisor or consultant to any person, corporation or business entity which is or is about to become directly or indirectly engaged in the development, manufacture or sale, within the territory which the Company manufactures or sells its products, or any provide with whose development, manufacture or sale the Executive shall have in anywise been concerned or connected while employed by the Company; provided, however, that nothing shall prohibit the ownership by Executive at any time of less than 5% of a total outstanding issue of securities of any class listed on a national securities exchange.

         6.       TERMINATION.

                  a. Death. In the event of the Executive's death during the term of this Agreement, or any extension thereto, this Agreement shall terminate immediately.

                  b. Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for six (6) months and the Executive shall not have returned to the full performance of his duties within sixty (60) days after written notice of termination under this Section, the Company may terminate this Agreement for Disability.

                  c. Cause. The Company may terminate the Executive's employment for Cause as defined below. For the purposes of this Agreement only, the Company shall have "Cause" to terminate the Executive's employment hereunder only on the basis of: Fraud; misappropriation or embezzlement; after the final, non-appealable conviction by a court of competent jurisdiction of the Executive of a felony; or after repeated and material breaches of this Agreement after written notice from the Company. Notwithstanding this foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the Board of Directors at a meeting of the Board of Directors called and held for the purpose of terminating the Executive (after reasonable notice to the Executive including the specific details grounds for termination and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board of Directors) and after a finding that in the good faith opinion of the Board of Directors the Executive was guilty of conduct set forth in the second sentence of this Section 6(c).


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                  d. Without Cause. The Company shall have the right to
terminate the Executive's employment at any time Without Cause. The Executive shall have the right to terminate this Agreement at any time: (i) if there is reduction in the Executive compensation of benefits without his prior consent other than a reduction in benefits being offered by the Company to all employees generally; or (ii) if there is a material reduction in the duties and responsibilities of the Executive, or (iii) if the Executive is required, as a condition of employment, to relocate his residence without his mutual consent, or (iv) after November 6, 1997 if the Executive provides the Company with at least ninety (90) days prior notice.

                  e. Notice of Termination. Any termination by the Company pursuant to Section 6(b), 6(c), or 6(d) shall be given by a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to be a basis for termination of the Executive's employment under the provision so indicated. No such purported termination by the Company shall be effective without such a written notice as provided in this Section 6(e).

                  f. Date of Termination. For the purposes of this Agreement, the Date of Termination shall mean the day the Executive receives a Notice of Termination required in Section 6(e) above from the Company or the date the Company receives a Notice of Termination from the Executive of Executive's resignation of this employment with the Company under Section 6(d) (iv) above, or otherwise.

                  g. Severance, Compensation Upon Termination. If the Executive's employment with the Company is terminated by the Company or Executive, for any reason other than as a result of: (i) the Executive's death,
(ii) the Executive's disability, (iii) Cause as defined in Section 6(c) above, or (iv) the Executive's resignation prior to November 6, 1997, then the Company shall be obligated to pay to the Executive as severance the Executive's Monthly Base Salary on the Date of Termination times the number of months remaining in the then effective term, but in no event less than twelve (12) months. The monthly severance payments shall be due and payable on or before the day of the month that the Company paid the Executive the Monthly Base Salary. If, however, the Company receives a written notice from the Executive of the Company's failure to pay a monthly severance payment, the Company shall pay the Executive in a lump sum, in cash, an amount equal to the unpaid balance of the monthly severance payments on or before the fifth (5th) day following the date the Company receives such written notice from the Executive.

                  h. Other Remedies. Neither the grant nor the exercise of a right of termination hereunder shall preclude any other legal relief or remedy available to any party, and nothing contained in this Section 6 shall relieve the Company of the duty to pay the Executive compensation for services performed prior to the Date of Termination of the Executive's employment with the Company.


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         7. NO OBLIGATION TO MITIGATE DAMAGES. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise. However, the amount of any payment provided for under this Agreement payable after one year from the Date of Termination shall be reduced by any compensation actually received by the Executive following such one-year period.

         8. NOTICES. Any notice or other communication pursuant to this Agreement shall be in writing and shall be deemed to have been given or made when personally delivered or when mailed by registered or certified mail, postage prepaid, to the other party.

         9. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties, their successors, assigns or personal representatives. Since the duties of the Executive hereunder are special, personal and unique in nature, the Executive may not transfer, sell or otherwise assign his obligations under this Agreement.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and there are no other representations, warranties, covenants or obligations except as set forth herein. This Agreement may be amended only in writing executed by the parties.

         11.GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal.


                                           EXECUTIVE

WITNESS:

/s/                                        /s/
-----------------------------              -------------------------------------
                                           REID V. EIKNER



                                           COMPANY

ATTEST:                                    U.S. VISION, INC.

/s/                                        By:  /s/
-----------------------------              ------------------------------------
                                           PRESIDENT




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